UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2004

UICI

(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4e under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

     On September 3, 2004, UICI issued a press release announcing that its wholly owned insurance subsidiary, The MEGA Life and Health Insurance Company, has executed a definitive agreement to acquire substantially all of the operating assets of HealthMarket Inc., a Norwalk, Connecticut-based provider of consumer driven health plans (CDHPs) to the small business (2 to 250 employees) marketplace. Completion of the acquisition is subject to satisfaction of several closing conditions, including applicable regulatory approvals and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The Company currently anticipates that the transaction will close on or about September 30, 2004.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	—	Press release issued by the Company on September 3, 2004 announcing The MEGA Life and Health Insurance Company’s execution of agreement to acquire HealthMarket, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UICI (Registrant)
Date September 9, 2004	By	/s/ Mark D. Hauptman
Mark D. Hauptman
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number		Description
99.1	—	Press release issued by the Company on September 3, 2004 announcing The MEGA Life and Health Insurance Company’s execution of agreement to acquire HealthMarket, Inc.